SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GABELLI CV SEC FUND

          GAMCO INVESTORS, INC.
                                 6/12/98          131,100-           10.4387
                                 6/11/98            3,000-           10.5146
                                 6/10/98           12,500-           10.6875
                                 6/09/98            2,500-           10.6875
                                 6/08/98            2,100-           10.7738
                                 6/05/98            2,378-           10.7500
                                 5/29/98            1,000            10.5000
                                 5/27/98              644-           10.5625
                                 5/06/98            1,000            10.7500
                                 4/28/98            2,000            10.6875





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.